Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

Registration Statement (Form S-8 No. 333-73692) pertaining to the Salaried Employees’ Profit Sharing Plan of Preformed Line Products Company,

Registration Statement (Form S-8 No. 333-73690) pertaining to the 1999 Employee Stock Option Plan of Preformed Line Products Company,

Registration Statement (Form S-8 No. 333-153263) pertaining to the Long Term Incentive Plan of 2008 of Preformed Line Products Company, and

Registration Statement (Form S-8 No. 333-214443) pertaining to the 2016 Incentive Plan of Preformed Line Products Company:

of our reports dated March 10, 2017, with respect to the consolidated financial statements and schedule of Preformed Line Products Company, and the effectiveness of internal control over financial reporting of Preformed Line Products Company included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio

March 10, 2017